UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2018

DARÉ BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3655 Nobel Drive, Suite 260
San Diego, California	92122
(Address of principal executive offices)	(Zip Code)

(858) 926-7655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of September 13, 2018, the Board of Directors (the “Board”) of Daré Bioscience, Inc. (“Daré”), upon recommendation of Daré’s Nominating and Corporate Governance Committee, increased the size of the Board from six to seven directors and elected Greg W. Matz to fill the vacancy created by such increase. The Board appointed Mr. Matz as a member of the Audit Committee. Mr. Matz was elected as a Class II director and his term expires at Daré’s 2019 annual meeting of stockholders. The Board determined that Mr. Matz is an “independent director” under Rule 5605(a)(2) of the Nasdaq Listing Rules and met the other Nasdaq Listing Rules criteria to serve on the Audit Committee.

Until he retired in November 2016, Mr. Matz served as the Senior Vice President, Chief Risk Officer and Chief Financial Officer for The Cooper Companies, offices he held from November 2014, November 2013 and December 2011, respectively. He served as Vice President of The Cooper Companies from December 2011 to November 2013 and as its Vice President, Finance from July 2011 to December 2011. He joined CooperVision, Inc. in May 2010 as Vice President and Chief Financial Officer and served in that position until October 2011. Prior to joining CooperVision, he spent 25 years in the electronic measurement, chemical analysis and life science markets. He served in a variety of senior management roles with Agilent Technologies Inc. from 1999 to 2010, including Vice President and Controller of the Wireless Business Unit, Vice President and Director of Internal Audit and Assistant Corporate Controller. Prior to Agilent, Mr. Matz worked at Hewlett Packard from 1984 to 1999 in a variety of financial and marketing roles. Mr. Matz started his career at KPMG in San Francisco from 1981 to 1984. Mr. Matz is a Certified Public Accountant and graduated from the University of San Francisco with a B.S. in Business and the University of Pennsylvania, The Wharton School’s Advanced Management Program.

There are no arrangements or understandings between Mr. Matz and any other person pursuant to which he was selected as a member of the Board. Daré is not aware of any transaction in which Mr. Matz has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In accordance with Daré’s non-employee director compensation policy, in connection with his election to the Board, Mr. Matz was granted a stock option to purchase 45,000 shares of Daré’s common stock, which has an exercise per share equal to the stock’s closing price on the grant date and which will vest as to one-third of the shares on each anniversary of the grant date until the third anniversary thereof. Also, in connection with his election to the Board, Daré will enter into an indemnification agreement with Mr. Matz in the same form that Daré has entered into with its other directors.

Item 7.01	Regulation FD Disclosure

Daré issued a press release announcing the election of Mr. Matz to the Board, a copy of which is attached as an exhibit to this report.

The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Daré under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release issued on September 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.

Date: September 17, 2018	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer